EXHIBIT 10.23

[*]

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

RESTATED SUPPLY AGREEMENT

Contract Manufacturing for Teeth Whitening Strip Products

This is an agreement (“AGREEMENT”) made and entered into between the BUYER and SELLER (“PARTY,” collectively “PARTIES”).

A.            The PARTIES have entered into that certain License Agreement dated June 13, 2005, as amended or modified from time to time (the “LICENSE AGREEMENT”), and that certain Product Development and Services Agreement dated June 13, 2005, as amended or modified from time to time (the “DEVELOPMENT AGREEMENT”).

B.            Pursuant to the terms of the LICENSE AGREEMENT and the DEVELOPMENT AGREEMENT, the PARTIES have collaborated in the development of tooth whitening products incorporating certain SELLER technology.

C.            The PARTIES have entered into that certain Supply Agreement (the “SUPPLY AGREEMENT”) dated August 21, 2008.

D.            The PARTIES acknowledge and agree that it is in the best interests of the PARTIES to restate certain aspects of the SUPPLY AGREEMENT and to continue to work collaboratively to address changes that may be necessary during the term of this AGREEMENT. Each PARTY will give reasonable consideration to the requests of the other PARTY relating to changes in capacity, specifications, and other terms and provisions set forth herein, in light of the PARTIES’ respective intellectual property interests, supply requirements, and issues regarding costs and feasibility of execution of any proposed change.

1.0                               PARTIES.

1.1                               BUYER.

The Procter & Gamble Manufacturing Company, One Procter & Gamble Plaza, Cincinnati, Ohio 45202 (and any Affiliates of The Procter & Gamble Company as defined below), hereinafter referred to as, “BUYER”

1.1.1                     AFFILIATES.

Affiliates means any corporation, limited liability company or other legal entity which directly or indirectly controls, is controlled by, or is under common control with a Party or its successors, or assigns, or any successor or assign of such an entity. For the purposes of this section, “control” shall mean the direct or indirect ownership of at least fifty percent (50%) of (i) the outstanding shares on a fully diluted basis or other voting rights of the subject entity to elect directors, or if not meeting the preceding, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists, or (ii) or such other arrangement as constitutes the direct or indirect ability to direct the management, affairs or actions of such entity.

1.2                               SELLER.

Corium International, Inc., 235 Constitution Drive, Menlo Park, CA 94025, hereinafter referred to as “SELLER.”

2.0                               GOODS.

2.1                               SPECIFICATIONS.

Subject to the terms and conditions of this Agreement, SELLER shall sell and BUYER shall purchase (1) the oral care layer (which includes the proprietary formulation thereof) that contains and allows for the controlled release of whitening agent when used as a component of tooth-whitening strip products, and (ii) bulk strip material, essentially consisting of the oral care layer, a polymer film backing and a release liner suitable for die-cutting, forming, and packaging into the finished product being produced by BUYER, in accordance with the terms and conditions set forth in this AGREEMENT (“GOODS”) in strict compliance with the specifications as set forth in the Specification Sheet(s) which are attached hereto as Exhibit 2.1 and as may be amended from time to time in accordance with the Section entitled SPECIFICATION CHANGES (“SPECIFICATIONS”).

SELLER shall be responsible for certain manufacturing obligations, including but not limited to the sourcing and warehousing of raw materials and packaging of the in process materials, compounding, component preparation, incoming and outgoing quality control, fabrication, inspecting, labeling, of any GOODS, or any part thereof, as well as associated activities, in accordance with the SPECIFICATIONS and the terms and conditions of this AGREEMENT (All such activities shall be referred to herein as “MANUFACTURE,” “MANUFACTURING,” “MANUFACTURED”).

2.2                               SPECIFICATION CHANGES.

2.2.1                     GENERAL.

From time to time, BUYER may request that the SPECIFICATIONS be revised, supplemented or otherwise amended by giving written notice to SELLER.  Any alteration to the SPECIFICATIONS shall be agreed between the parties, and such agreement will include, but not be limited to, agreeing on the implications (if any) on the price of the GOODS and the cost of validation of any such alteration.  Any SPECIFICATIONS revised in accordance with this AGREEMENT shall become effective thirty (30) calendar days after BUYER and SELLER have agreed upon the proposed revision (“CHANGE DATE”). SELLER shall consider any such request for change to the SPECIFICATIONS m accordance with the approach set forth in Recital C to this AGREEMENT.  If, however, a change in the SPECIFICATIONS is requested by either PARTY as the result of BUYER or SELLER being approached by or sued by a third party concerning an allegation of patent infringement relating to the development, manufacture, use, distribution, or sale of the GOODS, the PARTIES shall first follow the procedure described above for considering any proposed change to the SPECIFICATIONS.  If, following such process the PARTIES have not agreed to change the SPECIFICATIONS as requested by BUYER upon receiving notice within a reasonable time, but not to exceed thirty (30) calendar days then BUYER shall be entitled to: (1) terminate this AGREEMENT pursuant to the terms of Section 7.3, provided, however, that such right may be exercised at any time, (2) purchase the GOODS from other suppliers in which case the obligations of BUYER and SELLER hereunder shall be reduced accordingly, or (3) continue to purchase under this AGREEMENT.

2.3                               PRODUCTION PROCESS AND/OR RAW MATERIAL CHANGES.

SELLER shall not make (a) any change to the raw materials and pack material, or any portion or component of the GOODS, or (b) any material change to the production process, the production equipment or the production location(s) relating to SELLER’s performance under this AGREEMENT, in either case unless and until SELLER has obtained BUYER’s prior written consent. BUYER will give reasonable consideration to such proposed changes in accordance with the approach set forth in Recital C to this AGREEMENT, but shall be entitled to reject any such change. In the event that BUYER determines to reject any such proposed change it shall advise SELLER of the reasons for such rejection. If, however, the change in the raw materials, pack materials, any portion or component of the GOODS, or change to the production process, the production equipment or the production location is requested by BUYER as the result of BUYER or SELLER being approached by or sued by a third party concerning an allegation of patent infringement relating to the raw materials, pack materials, any portion or component of the GOODS, or change to the production process, the production equipment or the production location, and the PARTIES have not agreed to make the change as requested by BUYER upon receiving notice within a reasonable time, but not to exceed thirty (30) calendar days then BUYER shall be entitled to (I) terminate this AGREEMENT pursuant to the terms of Section 7.3, provided, however, that such right may be exercised at any time, including prior to the first anniversary of the first shipment of GOODS hereunder, (2) purchase the GOODS from other suppliers in which case the obligations of BUYER and SELLER hereunder shall be reduced accordingly, or (3) continue to purchase under this AGREEMENT.

2.4                               MATERIAL, PRODUCT OR EQUIPMENT DISPOSAL.

In the event that any raw material, packaging material or other item (other than manufacturing equipment) used by SELLER in connection with the production of GOODS for BUYER, or any GOODS produced by SELLER, requires disposal while under SELLER’s ownership or control, SELLER is responsible for ensuring that such disposal is carried out under SELLER’s direct control and supervision in order to ensure that such items are made entirely unsalvageable. SELLER shall not contract out such disposal or involve any third parties in this process without the prior written consent of BUYER Upon expiration or termination of this AGREEMENT, SELLER shall compile an inventory of all items to be disposed of for agreement with BUYER as to which items require disposal and which will be transferred to BUYER. With respect to those items to be disposed of by SELLER, SELLER is responsible for taking reasonable steps to prevent the counterfeiting of the GOODS and BUYER’s current or previously marketed products or the infringement of BUYER’s IP Rights.

2.5                               SUPPLY OF MATERIALS.

At BUYER’S option and subject to SELLER’S approval, BUYER may supply, or arrange for supply of certain raw materials forming a part of the GOODS or used in the MANUFACTURING (“MATERIALS”) from third parties (“THIRD PARTY SUPPLIER”) as set forth herein below to SELLER.

2.5.1                     QUALIFIED SUPPLIERS.

SELLER’S current suppliers as listed in the then current QUALTIY AGREEMENT and attached hereto as reference shall be deemed qualified by BUYER for all purposes under this AGREEMENT. Neither BUYER nor SELLER shall supply or arrange for supply of MATERIALS from third parties other than those set forth in the QUALITY AGREEMENT without the other PARTY’s prior written consent,

3.0                               ACCEPTANCE.

3.1                         RETURN, REWORK & SCRAPPING.

Upon receipt of GOODS, BUYER shall inspect such GOODS for conformance with the SPECIFICATIONS. Any GOODS not rejected within [*] will be deemed accepted; provided, however, that such acceptance of GOODS shall not constitute a waiver of any claim BUYER may have under this AGREEMENT, including, but not limited to, claims under Section 9.

Upon SELLER’s receipt of a notice of nonconformance from BUYER with respect to rejected GOODS, (i) SELLER will rework or replace defective GOODS and materials, at no additional cost to BUYER; or (ii) BUYER may return such GOODS for credit to BUYER, at the full PRICE, plus the actual, expenses incurred by BUYER in returning the GOODS to SELLER (such as packaging and transportation costs) ; or (iii) SELLER and BUYER may agree to alternative solutions; however, BUYER is always free to elect either (i) or (ii) above. In the event of any dispute regarding whether any GOODS rejected by BUYER conform to the SPECIFICATIONS, the parties shall submit such GOODS for testing by an independent laboratory to determine whether such GOODS do or do not meet the SPECIFICATIONS. The non-prevailing party shall pay the fees for such testing and the costs associated with shipping the GOODS to the laboratory for testing. The rights and remedies set forth in this Section 3.1 are not exclusive and nothing herein shall limit the rights and remedies either party may have under this AGREEMENT or at LAW.

In accordance with the approach set forth in Recital D of this AGREEMENT, the PARTIES will evaluate increases or adjustments to the thirty day rejection period described above in the event of changes in product characteristics or stability.

*Confidential Treatment Requested.

3.2                               QUALITY CONTROL AND TESTING.

3.2.1                     TESTING AND CERTIFICATE OF ANALYSIS.

Prior to the use of any article(s), chemical or other component(s) or composition(s) in the MANUFACTURING of the GOODS, SELLER shall, at SELLER’s expense, test, or otherwise determine, that such article(s), chemical or other component(s) or composition(s) are in compliance with the SPECIFICATIONS and the QUALITY AGREEMENT (“GMP”). In no case shall SELLER use any article(s), chemical or other component(s) or composition(s) not in compliance with the SPECIFICATIONS and GMP in the MANUFACTURING of the GOODS. SELLER’s quality assurance department shall provide certificates of analysis to BUYER relating to each shipment of GOODS concurrently with the DELIVERY of such GOODS.

3.2.2                     SAMPLING

At SELLER’s expense, SELLER shall retain from each roll of GOODS MANUFACTURED samples of two (2) linear feet for a period required by GMP or LAWS, and will provide BUYER with duplicate samples.

3.2.3                     THIRD PARTY INQUIRIES.

SELLER shall advise BUYER of any proposed or unannounced visit or inspection by any governmental authority in accordance with the QUALITY AGREEMENT.

3.2.4                     QUALITY ASSURANCE.

SELLER represents and warrants that SELLER shall be at all times in material compliance with the quality standards as described in the Quality Agreement attached hereto as Exhibit 3.2.4 (the “QUALITY AGREEMENT”).

4.0                               QUANTITY.

4.1                               PURCHASE & SALE OBLIGATIONS.

BUYER has provided SELLER with a non-binding [*] purchase forecast for GOODS for the period beginning January 1, 2010, detailing the volumes for each product by month, including requirements for launch quantities, retail product, sampling and promotions. Thereafter, [*] prior to the start of the next succeeding calendar quarter, BUYER shall provide seller a new non-binding purchase forecast for GOODS detailing the projected volumes for each consecutive [*] period (the “Rolling Forecast”). By way of example, on each [*], a Rolling Forecast will be submitted for the [*] period beginning on [*], on each [*], a Rolling Forecast will be submitted for the [*] period beginning on [*], and on each [*], a Rolling Forecast will be submitted for the [*] period beginning on [*].

The Rolling Forecasts as submitted above will dictate the average [*] volumes for the upcoming [*] and all Purchase Orders submitted during that [*] will be at the corresponding price for that Capacity Window, regardless of the actual [*] Purchase Order levels. A Capacity

*Confidential Treatment Requested.

Window is the set of volume ranges of production available for the order of Products as set forth in Exhibit 6.1. So long as the average [*] volumes submitted in Purchase Orders during any given calendar quarter remain within the Capacity Window determined by the Rolling Forecast submitted prior to that quarter, the parties agree to “smooth out” the manufacture of the product to meet BUYER’S delivery schedule as provided in the [*] Purchase Orders and to maximize the efficiency of SELLER’S production staffing schedule. For the avoidance of doubt, if BUYER submits a [*] Purchase Order for GOODS outside of the amount in the Capacity Window, SELLER will accept such Purchase Order if the total average [*] volumes remain within the applicable Capacity Window. Should BUYER’S demand for GOODS move outside of the current Capacity Window in the middle of a [*], the parties will negotiate options to reset the [*] period to adjust to market conditions.

Additionally, BUYER will submit Purchase Orders on a [*] basis in accordance with section 4.2 below, and at all times there will be [*] of firm production orders and [*] of estimated planned orders in the system. The firm production orders, combined with the planned orders will constitute BUYER’s authorization to SELLER to purchase the raw materials necessary to fill the orders for such period. Should the materials ordered in [*] period not be used within [*], BUYER will purchase the excess materials from SELLER at SELLER’s actual cost.

In accordance with the approach set forth in Recital D of this AGREEMENT, the PARTIES will collaborate on capacity increases as necessary to meet increases in BUYER’s forecasted demand for GOODS.

4.2                               PURCHASE ORDERS.

Each purchase order from BUYER to SELLER shall specify the exact quantity of GOODS requested, the scheduled delivery date for such quantity (the “DELIVERY DATE”) and packaging and shipping instructions. Each purchase order for GOODS shall be in accordance with Section 4.1 above with respect to order quantities. The minimum production lot size is [*] of GOODS per [*]. The maximum production capacity is [*]. In no event will a DELIVERY DATE scheduled by BUYER be less than [*] after the date the purchase order is received by SELLER, except with the prior written consent of SELLER. SELLER shall acknowledge each purchase order within [*] after receipt. SELLER shall accept and supply GOODS in accordance with the terms of purchase orders issued in compliance with Sections 4.1 and 4.2 and the maximum capacity set forth in Section 4.1 above. Once accepted by SELLER, BUYER may cancel or reschedule purchase orders for GOODS only with SELLER’s prior written approval. SELLER shall deliver GOODS at the times specified in BUYER’s purchase orders, unless such orders have been rejected by SELLER in accordance with this Section 4.2.

4.3                         REDUCTION OR DISCONTINUANCE OF PURCHASES.

Notwithstanding Section 4.2, SELLER acknowledges and agrees that BUYER may deem it necessary, from time to time, to reduce or discontinue purchases of the GOODS covered by this AGREEMENT because of (i) product or packaging reformulation; (ii) process change; (iii) changes in technology, (iv) changes in the laws governing the GOODS, the sale or distribution of the GOODS; (v) changes in the sale or distribution of the GOODS; (vi) the discontinuance of the product incorporating the GOODS; (vii) divestiture of the business in

*Confidential Treatment Requested.

which the GOODS reside; (viii) BUYER exercises its right to relocate production in accordance with the LICENSE AGREEMENT; or (ix) any other similar reasons. In such event BUYER shall provide SELLER with reasonable, but not less than [*], prior written notice of any such reduction or discontinuance, and BUYER shall be entitled to thereupon reduce or discontinue further purchases of GOODS from SELLER hereunder without any penalty, liability or further obligation.

5.0                               RECALLS

5.1                         NOTICE OF RECALL.

If any governmental authority having jurisdiction over the GOODS or the products into which the GOODS are incorporated requires BUYER to recall the product into which the GOODS are incorporated, BUYER shall immediately notify SELLER and review with SELLER the basis for the recall, BUYER shall make the final determination regarding the need for any voluntary recall, and, subject to applicable legal requirements, the manner of conducting any voluntary or mandatory recall.

5.2                               LOSS OF RECALL.

BUYER will be responsible for all costs associated with any recall. SELLER will reimburse BUYER for that portion of any actual, out of pocket expenses incurred in conducting a recall that is attributable to (i) a failure of the GOODS to meet the SPECIFICATIONS, or any other breach by SELLER of its representations, warranties, or other obligations under this AGREEMENT, or (ii) SELLER’s gross negligence, intentional or willful misconduct. In the event that a recall is attributable to SELLER’s gross negligence, intentional or willful misconduct, SELLER shall reimburse BUYER for any and all damages, losses, expenses, and costs incurred in connection with conducting such recall, including indirect, incidental, special, punitive, and consequential damages. For purposes of this AGREEMENT, “gross negligence” shall mean any act or failure to act (whether sole, joint or concurrent) which is in reckless disregard of or indifference to the harmful consequences of such action.

In the event that scientific testing and investigation costs are incurred in order to determine whether or not SELLER bears any responsibility for the recall, BUYER shall pay for such testing, subject to reimbursement as described above it if is determined that SELLER bears some portion of the responsibility for the recall.

6.0                               PRICE AND TAXES.

6.1                               PRICE AND TRUE-UP.

The price(s) for the GOODS, which is net of TAXES, shall be as set forth in Exhibit 6.1 (“PRICE”). The PRICE shall include any goods and services necessary to fulfill this AGREEMENT. Payment shall be made in US dollars. Each calendar quarter, BUYER and SELLER shall agree as to which of the price tiers set forth in Exhibit 6.1 is appropriate for the next calendar quarter based on the Rolling Forecast as described in section 4.1. In the event actual volume in a quarter falls outside of the agreed to price tier, BUYER and SELLER will reconcile to the appropriate price tier.

*Confidential Treatment Requested.

6.2                               TAXES.

6.2.1                     SELLER shall be responsible for and pay all fees, expenses, charges, costs, and taxes payable relating to the raw materials and packaging used by SELLER in connection with the production of the GOODS imposed by a governmental or regulatory body (including, without limitation, any sales, use, excise, value-added, services, consumption, and other taxes and duties) the taxable incident of which occurs prior to or upon buyer’s receipt of title of goods (“TAXES”). For the avoidance of doubt, TAXES shall not mean to include any import/export duties, levies or charges or customs related expenses.

6.2.2                     SELLER shall be responsible for and pay any personal property TAXES on property it owns or leases, for franchise and privilege TAXES on its business, and for TAXES based on its net income or gross receipts.

6.2.3                     SELLER’s invoices shall separately state the amount of any TAXES that SELLER is charging BUYER, to the extent applicable. SELLER shall make available to BUYER any resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials or services, and other exemption certificates or information reasonably requested by BUYER.

7.0                               CONTRACT PERIOD & TERMINATION.

7.1                               CONTRACT PERIOD.

The period of this AGREEMENT (“PERIOD”) shall begin on June 1, 2010 (“EFFECTIVE DATE”) and end on May 31, 2013, unless earlier terminated in accordance with the provisions hereof. BUYER shall have the option, in its sole discretion, to extend the PERIOD, upon the same terms and conditions as contained herein, other than Exhibits 6.1 (PRICE) and 11.3 (ASSIGNEES REQUIRING CONSENT), which shall be subject to agreement between the PARTIES prior to any renewal becoming effective, for [*] (“RENEWAL PERIOD”) by providing written notice to SELLER at least [*] prior to the expiration of the PERIOD. The PERIOD and the RENEWAL PERIOD may hereinafter be referred to collectively as the “PERIOD.”

7.2                               EARLY TERMINATION.

In the event that (i) SELLER or BUYER breaches any representation or, warranty of this AGREEMENT or the LICENSING AGREEMENT, or materially breaches a covenant or other material obligation set forth in this AGREEMENT or the LICENSING AGREEMENT, and fails to cure such breach as promptly as practicable but in any event within sixty (60) calendar days of notice of such breach by the other PARTY including reasonable particulars of the alleged breach, (ii) [*], (iii) [*], (iv) [*] (v) [*], (vi) [*], or (vii) [*], then BUYER or SELLER, as the case may be, shall be entitled to (a) terminate this AGREEMENT at any reasonable time thereafter with immediate effect and without any penalty, liability or further obligation; (b) purchase from other suppliers, in which case the obligations of BUYER and SELLER hereunder shall be reduced accordingly; or (c) continue purchases under this AGREEMENT. The termination provisions set out in this Section are not exclusive, and are in

*Confidential Treatment Requested.

addition to, and not in limitation of, BUYER’s or SELLER’s rights under this AGREEMENT or at LAW.

7.3                         OPTION TO TERMINATE.

Either party may terminate this Agreement at any time after the first anniversary of the first shipment of GOODS hereunder, on not less than [*] advance written notice to the other party, for any reason whatsoever. Following the notice of termination given under this Section 7.3, SELLER will fully cooperate with BUYER to facilitate the timely and orderly transition of production capability to BUYER or a third party designated by BUYER upon the effective date of termination. In the event that BUYER desires technical or other assistance from SELLER following the effective date of termination hereunder, SELLER would make such assistance available at its standard rate for similar services.

7.4                               EFFECT OF TERMINATION.

Termination or expiration of this Agreement shall not relieve either PARTY of any liability or obligation (including payment obligations for GOODS or raw materials ordered by SELLER in accordance with BUYER’s forecasts) it may have to the other arising out of, or related to, acts or omissions occurring prior to such termination or expiration. In case of termination or expiration of this Agreement by BUYER, SELLER shall make available for BUYER’s immediate removal any of BUYER’s property then in the possession of SELLER or any of its subcontractors, or under SELLER’s or any of its subcontractors’ control. SELLER in no case shall be entitled to any payment, compensation or indemnity for loss of goodwill, anticipated sales or prospective profits, or because of expenditures, investments or other matters.

7.5                               UNSHIPPED GOODS AND MATERIALS.

Upon termination or expiration of this AGREEMENT, (i) BUYER shall purchase (a) any portion of unshipped GOODS, and/or (b) any portion of article(s), chemical or other component(s) or composition(s) at SELLER’s cost (as defined by GAAP) as of the date of termination or expiration in which case SELLER shall arrange for the prompt shipment to BUYER at the address(es) designated by BUYER, at BUYER’s expense.

8.0                               SHIPMENT, PAYMENT & DELIVERY.

8.1                               SHIPMENT/DELIVERY.

As used in this AGREEMENT, the term “DELIVERY” and its derivatives mean delivery “FOB, SELLER’s FACILITY.”  SELLER shall retain the risk of loss in accordance with these terms. Title shall pass concurrently with the risk of loss passing from SELLER to BUYER. SELLER will have the carriers issue their bills of lading in accordance with these terms.

*Confidential Treatment Requested.

8.2                               FREIGHT TERMS.

For all shipments of GOODS to BUYER, BUYER shall specify the mode of shipment and carrier. All GOODS delivered pursuant to the terms of this AGREEMENT shall be packed in accordance with SPECIFICATIONS.

8.3                               PAYMENT.

8.3.1                     DUE DATE FOR PAYMENT.

The due date for payment shall be [*] from the date the correct invoice is received by BUYER.

9.0                               REPRESENTATIONS AND WARRANTIES.

9.1                               GENERAL REPRESENTATIONS AND WARRANTIES.

SELLER represents and warrants that as of DELIVERY of the GOODS to BUYER, and for a period of [*] thereafter, the GOODS and any parts thereof (article(s), chemical or other component(s) or composition(s)), shall:

(i)            be in strict compliance with all SPECIFICATIONS applicable to such GOODS and any parts thereof; and otherwise in conformity with all documentation for such GOODS;

(ii)        to the best of SELLER’s knowledge, be safe for use in the product into which the GOODS will be incorporated by BUYER as described in Section 2.1;

(iii)    be free from material defects, whether latent or patent, including contamination or adulteration; and

(iv)     be in material compliance with all applicable LAWS.

9.2                               TITLE AND LIENS.

9.2.1                     TITLE.

SELLER represents and warrants that upon DELIVERY of the GOODS that SELLER shall pass to BUYER, and BUYER shall receive, good and marketable title to such GOODS, free and clear of all liens, claims, security interests, pledges, charges, mortgages, deeds of trusts, options, or other encumbrances of any kind (“LIENS”).

9.2.2         LIENS

SELLER shall at all times keep any of BUYER’s property in the possession of SELLER or any of its subcontractors or under SELLER’s or any of its subcontractors’ control free and clear of any LIENS, and hereby grants BUYER the right to file such protective financing or similar statements to confirm and record BUYER’s ownership thereof and to the extent possible, identified as the property of the BUYER where appropriate and shall segregate

*Confidential Treatment Requested.

BUYER’s property from other materials and shall store BUYER’s property in an organized, secure, controlled and monitored inventory environment at SELLER’s facility.

9.3                   INTENTIONALLY DELETED.

9.4                   CHILD LABOR AND FORCED LABOR.

SELLER shall not employ children, prison labor, indentured labor, bonded labor or use corporal punishment or other forms of mental and physical coercion as a form of discipline. In the absence of any national or local law, BUYER and SELLER agree to define “child” as less than 15 years of age. If local LAW sets the minimum age below 15 years of age, but is in accordance with exceptions under International Labor Organization Convention 138, the lower age will apply. BUYER has the right to make unannounced inspections, and conduct appropriate audits of books and records, of all of SELLER’S premises and any other premises employed in connection with SELLER’s performance under this AGREEMENT, to ensure compliance with this Section. With respect to the obligations set forth in this Section 9.4, SELLER shall comply with any reasonable code of conduct or similar policy statement promulgated by BUYER from time to time.

9.5             CORPORATE AUTHORITY.

9.5.1                     Of Both Parties. Each Party represents and warrants o the other Party that, as of the Effective Date:

9.5.1.1                                                           The execution, delivery and performance of this Agreement and the consummation by the warranting Party of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the warranting Party, as appropriate.

9.5.1.2                                                           This Agreement has been duly executed and delivered by the warranting Party, and constitutes a valid and legally binding obligation of the warranting Party enforceable against such Party in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to the general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law).

9.5.1.3                                                           The warranting Party has not and will not enter into any agreement, the terms and conditions of which, would be inconsistent or in derogation with any of the terms and conditions hereof.

9.5.1.4                                                           The warranting Party is duly organized and validly existing under the laws of the jurisdiction of its organization, and has full power, authority and legal right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery, and performance of this Agreement.

9.6             COMPLIANCE WITH LAWS.

SELLER represents, warrants and covenants that SELLER is, and shall at all times be, in all material respects in compliance with all applicable governmental, legal, regulatory and professional requirements, including, without limitation, all applicable laws, codes, regulations, rules, ordinances, judgments, orders and decrees, including, without limitation, those related to fair trade and antitrust, customs, immigration, labor, employment, working conditions, worker health and safety, branding and labeling, adulteration and contamination, board of health and environmental matters and all applicable privacy laws (regulations, rules, opinions or other governmental and/or self-regulatory group requirements or statements of position) (collectively “LAWS”). SELLER shall promptly notify BUYER if SELLER receives any notice, demand, summons or complaint from any governmental or regulatory authority, agency or other body relating to the subject matter of this AGREEMENT or SELLER’s performance in accordance with this AGREEMENT, and shall take all steps, at SELLER’s expense, to remedy and resolve any issues raised therein as promptly as practicable.

9.7                               APPLICABILITY AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

SELLER’s representations and warranties with respect to each DELIVERY of the GOODS shall survive as follows: (i) as to the GOODS themselves the representations and warranties set forth in Section 9.1 (i) through (iv) shall survive for a period of [*] from DELIVERY; (ii) for GOODS incorporated into the product being produced by or for BUYER (“FINISHED PRODUCT”) within [*] of DELIVERY the representations and warranties set forth in Section 9.1 (i) through (iv) will survive for [*] from DELIVERY; (iii) for the GOODS themselves not incorporated into products within [*] of DELIVERY or for the GOODS incorporated into FINISHED PRODUCT more than [*] after DELIVERY, only the warranty set forth in Section 9.1(iii) shall remain in effect and only as to latent defects. For warranty claims related to an asserted latent defect, BUYER shall have the burden of establishing that the defect existed as of DELIVERY of GOODS to BUYER, and that the GOODS have been stored in accordance with the applicable MSDS sheets for such GOODS. For warranty claims that GOODS incorporated into FINISHED PRODUCT, are not in compliance with an applicable warranty, the BUYER shall first establish that the claimed defect is as to the GOODS and not some other aspect of the product.

Any other of SELLER’s representations, warranties, covenants and other obligations set forth in this AGREEMENT shall be subject to all applicable statutes of limitation, similar statutes and other similar defenses provided by law or equity.

10.0                        INDEMNIFICATION AND INSURANCE.

10.1                        SELLER’S INDEMNIFICATION OF BUYER.

SELLER shall, in addition to SELLER’s obligation to indemnify BUYER, its parent, its affiliates and subsidiaries and their respective agents, officers, directors and employees (“BUYER INDEMNITEE”) by law, in equity or otherwise, at its own expense, at BUYER’s option defend, indemnify and hold harmless BUYER INDEMNITEE from and

*Confidential Treatment Requested.

against all third-party claims, allegations, demands, liabilities, obligations, charges, fines, losses, damages, penalties, interest, costs and expenses, including, without limitation, reasonable legal fees, experts’ fees, and expenses and any amounts paid in settlement (collectively “CLAIMS”), to the extent directly attributable to arising from or relating to any of the following: (i) SELLER’s breach of or inaccuracy in, any representation, warranty, or other obligation set forth in this AGREEMENT; (ii) the gross negligence, bad faith, intentional or willful misconduct of SELLER or subcontractors or their respective employees or other representatives; (iii) SELLER’s use of any subcontractors arising out of or relating to SELLER’s performance under this AGREEMENT; or (iv) bodily injury, death or damage to personal property arising out of and relating to SELLER’s negligence in its performance under this AGREEMENT.

10.2                        INTELLECTUAL PROPERTY INFRINGEMENT INDEMNIFICATION.

Intellectual Property (as defined in the LICENSE AGREEMENT) infringement (if any), and related indemnification (if any) by a PARTY including related procedures, shall continue to be exclusively governed by the LICENSE AGREEMENT.

10.3                        INSURANCE.

10.3.1              GENERAL INSURANCE POLICY REQUIREMENTS.

For the PERIOD, SELLER shall maintain in full force and effect the insurance coverage set forth in Section entitled INSURANCE COVERAGE with underwriters acceptable to BUYER and having an A. M. Best’s rating of “A VIII” or better or its equivalent rating where not available. For the PERIOD, SELLER shall cause its subcontractors to maintain at their own expense reasonable insurance coverage. SELLER shall provide BUYER with a copy of Certificate(s) of Insurance. All insurance policies shall provide for a thirty (30) calendar days prior written notice to BUYER in the event of termination, cancellation, non renewal or a material change to the requirements as set forth in this Section entitled INSURANCE. All insurance policies shall be primary without right of contribution from any of BUYER’s insurance carriers.

10.3.2              INSURANCE COVERAGE.

10.3.2.1                Commercial General Liability including [*] with the following limits of liability:

(i)                          [*]; and

(ii)                       [*]

10.3.2.2                WORKERS’ COMPENSATION.

Workers’ Compensation will provide statutory benefits as prescribed by the LAW of the State, Province or Countries in which work is performed to SELLER’s employees due to a job-related injury resulting from an accident or occupational disease. Employers’ Liability insurance is to be provided in the minimum amount of U.S. [*] per

*Confidential Treatment Requested.

occurrence for all sums that the insured becomes legally obligated to pay as damages because of bodily injury by accident or disease sustained by the insured arising out of and in the course of employment.

10.3.3              ADDITIONAL INSURED.

The Commercial General Liability policy, if required hereunder, shall include BUYER INDEMNITEE as additional insured in connection with the activities contemplated by the scope of this AGREEMENT to be stated explicitly on the Certificate(s) of Insurance.

10.3.4              WAIVER OF SUBROGATION.

SELLER hereby irrevocably and unconditionally waives and shall cause its insurers to irrevocably and unconditionally waive any rights of subrogation for claims against BUYER INDEMNITEE, to be documented to BUYER’s reasonable satisfaction.

10.3.5              LIABILITY OF PARTIES.

IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR LOSS OF PROFITS, OR INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT IN EXCESS OF [*]; PROVIDED HOWEVER, THAT THE FOREGOING LIMITATION OF LIABILITY SHALL NOT APPLY TO CLAIMS ARISING OUT OF OR RELATING TO BAD FAITH, GROSS NEGLIGENCE, INTENTIONAL OR WILLFUL MISCONDUCT OF A PARTY, ITS EMPLOYEES OR OTHER REPRESENTATIVES; (C) THIRD-PARTY CLAIMS, INCLUDING CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGE; (D) ANY DAMAGES TO BUYER’S PERSONAL PROPERTY.

SELLER’s compliance with the Section entitled INSURANCE shall not relieve SELLER of any liability to BUYER arising under any other provision of this AGREEMENT except to the extent that such monies recovered are paid to BUYER to reduce SELLER’s obligations to BUYER. SELLER shall be liable for any and all deductibles it may incur in connection with any of the policies listed in the Section entitled INSURANCE.

11.0                        MISCELLANEOUS PROVISIONS.

11.1                        CONFIDENTIALITY.

Section 12 of the LICENSE AGREEMENT shall continue to apply to this AGREEMENT and its subject matter.

11.2                        FORCE MAJEURE.

Should either PARTY be prevented from performing its obligations under this AGREEMENT by an event of force majeure, such as an earthquake, typhoon, flood, fire, act of war, act of the public enemy, act of terrorism, act of God or any other unforeseen event the happening and consequences of which are unpreventable and unavoidable, the prevented

*Confidential Treatment Requested.

PARTY shall notify the other PARTY by the most expedient means available (fax, telex or express mail being acceptable in any event) without any delay, and within fifteen (15) days thereafter provide detailed information of the events explaining the reason for its inability to perform or delay performance of all or part of this AGREEMENT, and such PARTY’s obligations to perform under this AGREEMENT will be deemed suspended during the period required to remove the force majeure event. Neither PARTY shall lose any rights hereunder or be liable to the other PARTY for damages or losses on account of its failure to perform as a result of any such force majeure event; provided however, that either PARTY shall have the right to terminate this AGREEMENT if the force majeure event is not removed after [*].

11.3                        ASSIGNMENT.

Except as expressly permitted herein, SELLER may not assign, whether by operation of law or otherwise, any right or delegate any obligation under this AGREEMENT without the prior written consent of BUYER, which shall not be unreasonably withheld by BUYER, and any attempted assignment or delegation except as permitted herein shall be null and void. Notwithstanding the foregoing, SELLER may assign this AGREEMENT in the event of a sale by SELLER of substantially all of its business to which this AGREEMENT relates without BUYER’s prior written consent except in the event that the buyer is any of the entities identified in Exhibit 11.3 hereto, which Exhibit may be amended from time to time to add or delete identified entities, or otherwise in accordance with Section 7.1.  Any assignment or transfer of this AGREEMENT, pursuant to the preceding sentences, by Corium, or its successors or assigns, shall include a covenant in writing to P&G by such assignee or successor agreeing to be bound by all of the terms and conditions of this AGREEMENT applicable to SELLER. BUYER may transfer or assign this AGREEMENT, in whole or in part, or any of its rights or obligations hereunder, by delegation, operation of law, or otherwise, without the prior written consent of SELLER.

11.4                        CHANGE IN SELLER’S OWNERSHIP AND/OR CHANGE IN CONTROL

11.4.1              For the purposes of this section, “control” shall mean the direct or indirect ownership of greater  than fifty percent (50%) of the outstanding shares on a fully diluted basis or other voting rights of the subject entity to elect directors, or if not meeting the preceding, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists, or such other arrangement as constitutes the direct or indirect ability to direct the management, affairs or actions of such entity.

11.4.2              To the extent legally permissible, SELLER shall provide BUYER reasonable notice in writing prior to any change in control.

11.4.3              In case of a change in control to any one of the entities identified in Exhibit 11.3, BUYER shall be entitled to terminate this AGREEMENT, in whole or in part, without any penalty, liability, or further obligation with [*] written notice to SELLER.

11.5                        INDEPENDENT CONTRACTOR STATUS.

The PARTIES are and shall remain independent contractors with respect to each other, and nothing in this AGREEMENT shall be construed to place the PARTIES in the

*Confidential Treatment Requested.

relationship of partners, joint ventures, fiduciaries or agents.  Neither PARTY is granted any right nor any authority to assume or to create an obligation, or responsibility, express or implied, on behalf of or in the name of the other, nor bind the other in any manner whatsoever.

The SELLER is the sole employer of all employees performing hereunder and is responsible for all matters concerning such employees. In no case shall SELLER, the employees, workers, laborers, agents or subcontractors of SELLER be deemed employees of BUYER.

11.6                        MODIFICATION AND WAIVER.

No waiver of any provision of this AGREEMENT shall be valid or binding unless in writing and executed by the PARTY against whom enforcement is sought. No waiver by either PARTY of any breach, or the failure of either PARTY to enforce any of the terms and conditions of this AGREEMENT, shall affect, limit or waive that PARTY’s right to enforce and compel compliance with all terms and conditions of this AGREEMENT, or to terminate this AGREEMENT according to its terms. No modification or amendment of any provision of this AGREEMENT shall be valid or binding unless it is executed and delivered by both PARTIES hereto m writing subsequent to the date hereof Any other modification, amendment or waiver of any provision of this AGREEMENT shall be null and void.

11.7                        ENTIRETY.

This AGREEMENT, which includes the recitals, schedules, exhibits, attachments and annexes attached hereto or incorporated by reference and made part of this AGREEMENT or subsequently incorporated in this AGREEMENT, constitutes the entire understanding and agreement between the PARTIES regarding the subject matter of this AGREEMENT, and supersedes all prior or contemporaneous agreements, oral or written, made between the PARTIES relating to such subject matter. Nothing in this AGREEMENT, express or implied, is intended to confer upon any person, other than the PARTIES hereto or their respective successors and permitted assigns, any rights, remedies, benefits, obligations or liabilities of any nature whatsoever under or by reason of this AGREEMENT.

11.8                        AGREEMENT PRECEDENCE.

For their convenience, the PARTIES may use, from time to time, their standard purchase orders, site level execution agreements, sales releases, delivery schedules, acknowledgments, invoices and other similar preprinted forms.  In the event of a conflict between this AGREEMENT and any of these documents that purport to govern the same matters set forth herein, this AGREEMENT shall prevail, except as otherwise set forth in the Section entitled MODIFICATION AND WAIVER.

11.9                        SEVERABILITY.

In the event any provision of this AGREEMENT is declared to be void, invalid or unlawful by any court or tribunal of competent jurisdiction, such provision shall be deemed severed from the remainder of this AGREEMENT and the balance shall remain in full force and effect. The PARTIES shall undertake to replace the invalid, ineffective, or unenforceable provisions with valid, effective, and enforceable provisions, which, in their commercial effect, approximate as closely as possible the intentions of the PARTIES as expressed in the invalid, ineffective, or unenforceable provisions.

11.10                 NOTICES.

All notices given hereunder shall be in writing and shall be deemed to have been duly given if addressed or sent to the PARTIES at the following addresses and facsimile numbers or to such other additional address or facsimile number as any PARTY shall hereafter specify by notice to the other PARTY and the PARTIES’ receipt of such notice:

SELLER:
Corium International, Inc.
235 Constitution Dr. Inc.
Menlo Park, CA 94025
Attention: Vice President, Corporate Development

BUYER:
Sabrina Mondelo
8700 Mason-Montgomery Road
Mason, Ohio 45040
mondelo.s@pg.com
(513) 622-1942

11.11                 HEADINGS.

Section headings hereof reference and are for convenience only and shall not affect the interpretation hereof.

11.12                 COUNTERPARTS.

The PARTIES may execute any number of counterparts to this AGREEMENT, each of which shall be an original instrument, but all of which taken together shall constitute one and the same AGREEMENT. Signed facsimile copies or electronic copies of this AGREEMENT shall bind the PARTIES to the same extent as original documents.

11.13                 GOVERNING LAW, CONSTRUCTION AND LANGUAGE.

This AGREEMENT shall be governed and construed in accordance with the laws of the State of New York without reference to that body of laws known as conflicts of laws, whether common law or statutory.

The PARTIES understand the English language and are fully aware of all terms and conditions contained herein. If any translation of this AGREEMENT is made, the English language version shall always continue to govern.

The PARTIES agree that (i) the United Nations Convention on International Sale of Goods and/or the Sales of Goods Act (Ontario, Canada) shall have no force or effect on transactions under or relating to this AGREEMENT; (ii) no trade usage shall be used to explain or supplement this AGREEMENT even if either or both PARTIES were aware or should have been aware of such trade usage; and (iii) this AGREEMENT prevails over any general terms and conditions of trade.

11.14                 SURVIVAL PROVISIONS.

Neither the expiration nor termination of this AGREEMENT shall affect such of the provisions of this AGREEMENT that expressly provide that they shall operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

11.15                 PUBLIC DISCLOSURES.

Except as required by law or with BUYER’s prior written consent, SELLER shall neither (i) disclose the existence, or the terms and conditions, or the subject matter of this AGREEMENT to any party, (ii) issue press releases or any other publication regarding the existence, the terms and conditions, or the subject matter of this AGREEMENT, (iii) issue statements as to the existence of a relationship between the PARTIES, nor (iv) use BUYER’s, its parents’, its affiliates’ or subsidiaries’ corporate names or trademarks.

BUYER and SELLER have caused their respective duly authorized representatives to execute this AGREEMENT, acting as agent(s) as set forth herein.

Legal Entity: The Procter & Gamble
Manufacturing Company
By (Signature):	/s/ Robert D. Swift
Printed:	Robert D. Swift
As:	Associate Director, Purchases External Supply Organization
Date:	04 June 2010

Legal Entity: Corium International, Inc.
By (Signature):	/s/ Christina Dickerson
Printed:	Christina Dickerson
Title:	VP, Corporate Development
Date:	May 21, 2010

Exhibit 2.1

Specifications

Specifications as of the Effective Date for Advanced Seal are attached.

Specifications for Professional Effects are attached hereto.

[*] Confidential treatment is requested for the following eleven pages.

*Confidential Treatment Requested.

Exhibit 3.2.4

Quality Agreement

[*] Confidential treatment is requested for the following eleven pages.

*Confidential Treatment Requested.

Exhibit 6.1

Pricing for June 1, 2010 to May 31, 2011

Feet Ordered (average per week)	Meters Ordered (average per week)	Price/foot (USD)	Price/meter (USD)	Comments
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

Pricing for June 1, 2011 to M ay 31, 2012

Feet Ordered (average per week)	Meters Ordered (average per week)	Price/foot (USD)	Price/meter (USD)	Comments
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

Pricing for June 1, 2011 to M ay 31, 2013

Feet Ordered (average per week)	Meters Ordered (average per week)	Price/foot (USD)	Price/meter (USD)	Comments
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

The above pricing reflects the combined volumes of Advanced Seal (95588376 GCAS/Brandcode) and Pro Effects (98995705) as ordered by BUYER in accordance with the terms of this Agreement.  In the event that a third product for oral care is launched, the parties will agree to update this pricing exhibit to include the new and existing products.

Conversion Factor: 3.2808 Feet/Meter

*Confidential Treatment Requested.

Exhibit 11.3

Assignees Requiring Consent

[*]

*Confidential Treatment Requested.

Corium International, Inc.

235 Constitution Drive

Menlo Park, California 94025

RE:                          First Amendment to the Restated Supply Agreement (Contract Manufacturing for Teeth Whitening Strip Products) executed June 4, 2010 (“Agreement”) between Corium International, Inc. (“Corium”) and The Procter & Gamble Company Manufacturing Company (“P&G”)

This will serve as an amendment (the “First Amendment”), effective as of the date of the last signature hereto (the “First Amendment Effective Date”), to the above referenced Agreement.  Except as modified herein, all terms and conditions of the Agreement are incorporated into and made part of this Amendment as though expressly set forth herein.  Nothing herein indicates that the Parties agree to any other amendments or extensions other than this First Amendment as set forth below.

The Parties hereby agree as follows:

Exhibit 6.1 of the Agreement shall he replaced in its entirety with the new Amended Exhibit 6.1 attached hereto.

IN WITNESS WHEREOF, the authorized representatives of the Parties hereto have signed this agreement as of the date and year set forth below.

ACCEPTED:		Very truly yours,

CORIUM INTERNATIONAL, INC.		TIIE PROCTER & GAMBLE
MANUFACTURING COMPANY

By:	/s/ Christina Dickerson	By:	/s/ James R. Mcleod, JR
Title:	VP, Corporate Development	Title:	Purchasing Group Manager
Date:	October 5, 2010	Date:	10/8/2010

*Confidential Treatment Requested.

Amended Exhibit 6.1

(Revised to include [*])

Pricing for June 1, 2010 to May 31, 2011

Feet Ordered (average per week)	Meters Ordered (average per week)	Price/foot [*] (USD)	Price/meter [*] (USD)	Price/foot [*] (USD)	Price/meter [*] (USD)	Comments
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]

Pricing for June 1, 2011 to May 31, 2012

Feet Ordered (average per week)	Meters Ordered (average per week)	Price/foot [*] (USD)	Price/meter [*] (USD)	Price/foot [*] (USD)	Price/meter [*] (USD)	Comments
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]

*Confidential Treatment Requested.

[*]	[*]	[*]	[*]	[*]	[*]	[*]

Pricing for June 1, 2012 to May 31, 2013

Feet Ordered (average per week)	Meters Ordered (average per week)	Price/foot [*] (USD)	Price/meter [*] (USD)	Price/foot [*] (USD)	Price/meter [*] (USD)	Comments
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]

The above pricing reflects the combined volumes of [*] and [*] and [*] as ordered by BUYER in accordance with the terms of this Agreement.  The volumes of [*] ordered by BUYER will be multiplied by [*]when incorporated into the total feet ordered weekly to account for the slower run time of the [*] product.  Additionally, the maximum capacity of [*] per week will be reduced depending on the current volumes of the [*] product ordered by BUYER.  At the current estimated forecasts, it is expected that the maximum capacity will be [*] per week; however the maximum capacity could be further reduced should the volumes of [*] increase.

Conversion Factor: 3.2808 Feet/Meter

*Confidential Treatment Requested.

2

AMENDMENT

This fifth amendment (“AMENDMENT #5”) to the Restated Supply Agreement, dated June 1, 2010, and subsequently amended three times (as amended, the “AGREEMENT’’) is entered into by and between The Procter & Gamble Manufacturing Company at One Procter & Gamble Plaza, Cincinnati, OH, US, 45202 (“BUYER”, as defined in the AGREEMENT), and Corium International, Inc. at 235 Constitution Drive, Menlo Park, CA, US, 94025 (“SELLER”, as defined in the AGREEMENT).

BUYER and SELLER hereby amend the AGREEMENT as follows:

1.           AMENDMENT

The first sentence of Section 7.1 of the AGREEMENT is deleted and hereby replaced with the following new first sentence of Section 7.1:

“The period of this AGREEMENT (“PERIOD”) shall begin on June 1, 2010 (“EFFECTIVE DATE”) and end on January 31st, 2014, unless earlier terminated in accordance with the provisions hereof.”

2            No Further Changes

Except as expressly amended by this AMENDMENT #5, the AGREEMENT will continue in full force and effect in accordance with the terms and conditions. Capitalized terms used in this AMENDMENT #5 but not defined herein will have the meaning given in the AGREEMENT .

IN WITNESS WHEREOF the PARTIES hereto have entered into this AMENDMENT effective as of December 31, 2013.

P&G Legal Entity:	The Procter and Gamble Manufacturing Company	Seller:	Corium International, Inc.
By (Signature):	/s/James R. McLeod Jr.	By(Signature):	/s/Christina Dickerson

Printed:	James R. McLeod , Jr	Printed:	Christina Dickerson
	As Purchasing Group Manger		VP, Corporate Development
Date:	12/18/13	Date:	12/18/13